Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara Baker
Taubman Centers, Inc.
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS REPORTS STRONG FIRST QUARTER RESULTS

o	FFO Per Share: $0.06 Ahead of Consensus
o	Occupancy Continues to Climb (+2.2%)
o	Sales per Square Foot Robust (+7.2%)

        BLOOMFIELD HILLS, Mich., April 20, 2005 — Taubman Centers (NYSE:TCO) announced its financial results for the first quarter of 2005.

        Net Income allocable to common shareholders per diluted common share (EPS) for the quarter ended March 31, 2005 was $0.05, versus $0.07 for the same period last year.

        Taubman Centers Funds from Operations Diluted (FFO) was $0.56 per share for the quarter ended March 31, 2005, an increase of 5.7 percent from $0.53 per share for the same period last year. This result was $0.06 ahead of consensus.

        “These are solid results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “These results were primarily due to rents and lease cancellation income in our core portfolio.”

Strong Occupancy and Sales Increases

        Total occupancy was 88.4 percent at March 31, 2005, up 2.2 percent from 86.2 percent at March 31, 2004. Including temporary tenants, occupancy was 90.6 percent, up 2.7 percent from 87.9 percent at March 31, 2004.

        Sales per square foot increased 7.2 percent over the first quarter of 2004. “We are especially pleased with the strong sales performance given the tough comparison with the first quarter of 2004, when we posted record sales per square foot growth,” said Mr. Taubman. “Our Florida centers and The Shops at Willow Bend in Texas continue to drive these strong sales increases.

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Focused on Growth

        “Northlake Mall (Charlotte, N.C.) continues to be on schedule and on budget and we are extremely pleased with the leasing and merchandising of the center,” said Mr. Taubman. “With 90 stores now announced and the leasing 86 percent committed, we are anticipating a strong grand opening on September 15. We expect to open over 90 percent leased and about 80 percent occupied, with nearly 90 percent of the space open by the holidays.

        “We are delighted to announce new Nordstrom stores at Cherry Creek Shopping Center (Denver, Col.) and Twelve Oaks Mall (Novi, Mich.). At Twelve Oaks, Marshall Field’s will also be expanding by 60,000 square feet and we will be adding 90,000 square feet of new mall area (25-30 shops) to the center.

        “Building on the momentum and good news at Dolphin Mall (Miami, Fla.), Bass Pro Shops recently announced it will be coming to the center in 2006, completing the anchor lineup.

        “We are also pleased to announce that City Furniture has leased the entire former Lord & Taylor building at Wellington Green in west Palm Beach, Florida,” said Mr. Taubman. Opening in October at 140,000 square feet, this will be City Furniture’s 14th location and one of the largest furniture stores in South Florida. City Furniture, headquartered in Tamarac, Fla., reported about $300 million in volume in 2004. In the three years Wellington Green has been open, 36,000 new housing starts have occurred in the area. City Furniture addresses this continuing growth directly and brings this new customer base to the center. City Furniture will complement the lineup of anchors and specialty stores at Wellington Green and will further drive the center’s strong sales performance.

        As previously announced during the first quarter, the company also entered into a joint development agreement with Gordon Group Holdings LLC to work with them on the development of future casino-oriented and entertainment-related retail projects that are not anchored by department stores. The company will own a 30 percent interest in the first of these projects, The Pier at Caesars (Atlantic City, N.J.), which is currently under construction and scheduled to open in 2006.

        “In addition, we recently announced the formation of Taubman Asia, which adds yet another dimension to our external growth,” added Mr. Taubman. “With Taubman Asia, we seek to leverage our strong retail planning, design and operational capabilities. This important initiative will augment our growth from development and expansion activities in the U.S.”

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Outlook

        The company continues to expect 2005 FFO per share in the range of $2.10 to $2.15. EPS to common shareholders for the year is expected to be in the range of $(0.09) to $0.11 per common share.

Supplemental Investor Information Available

        The company provides supplemental investor information along with its earnings announcements. It is available online at www.taubman.com under “Investor Relations.” This packet includes the following information:

o	Income Statements
o	Earnings Reconciliation
o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income
o	Balance Sheets
o	Debt Summary
o	Other Debt Information
o	Construction and Center Openings
o	Capital Spending
o	Acquisitions
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

Investor Conference Call

        The company will host a conference call at 10:00 a.m. (EDT) on April 21 to discuss these results and will simulcast the conference call at www.taubman.com under “Investor Relations” as well as www.fulldisclosure.com and www.streetevents.com . The online replay will follow shortly after the call and continue for 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns and/or manages 22 urban and suburban regional and super regional shopping centers in 10 states. In addition, two centers are under construction. Northlake Mall is scheduled to open September 15, 2005 and The Pier at Caesars is scheduled to open in 2006. Taubman Centers is headquartered in Bloomfield Hills, Mich.

        This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, construction delays, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 — Summary of Results
For the Three Months Ended March 31, 2005 and 2004

(in thousands of dollars, except as indicated)

	Three Months Ended March 31

	2005	2004

Income before minority and preferred interests	18,216	19,202
Minority interest in consolidated joint ventures	(6)	(178)
Minority share of income of TRG (1)	(5,165)	(5,619)
Distributions in excess of earnings allocable to minority partners (1)	(4,010)	(3,224)
TRG preferred distributions	(615)	(2,250)
Net income	8,420	7,931
Preferred dividends	(6,150)	(4,150)
Net income allocable to common shareowners	2,270	3,781
Net income per common share - basic	0.05	0.08
Net income per common share - diluted	0.05	0.07
Beneficial interest in EBITDA - consolidated businesses (2)	60,646	55,844
Beneficial interest in EBITDA - unconsolidated joint ventures (2)	26,335	28,725
Funds from Operations - Operating Partnership (2)	46,017	44,665
Funds from Operations allocable to TCO (2)	28,191	27,290
Funds from Operations per common share - basic (2)	0.57	0.54
Funds from Operations per common share - diluted (2)	0.56	0.53
Weighted average number of common shares outstanding	49,643,865	50,196,580
Common shares outstanding at end of period	49,976,870	50,456,343
Weighted average units - Operating Partnership - basic	81,035,007	82,157,087
Weighted average units - Operating Partnership - diluted	82,054,122	83,693,867
Units outstanding at end of period - Operating Partnership	81,074,049	82,428,622
Ownership percentage of the Operating Partnership at end of period	61.6%	61.2%
Number of owned shopping centers at end of period	21	21

Operating Statistics:
Mall tenant sales	887,132	796,868
Ending occupancy (3)	88.4%	86.2%
Average occupancy (3)	88.6%	86.4%
Leased space at end of period (3)(4)	90.5%	89.3%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (5)(6)	15.9%	17.4%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (5)(6)	14.5%	16.2%
Rent per square foot - consolidated businesses (6)	41.48	40.60
Rent per square foot - unconsolidated joint ventures (6)	42.40	42.64

Taubman Centers/5

(1)	Because the Operating Partnership’s balance of net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three months ended March 31, 2005 and 2004 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(2)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure. In addition, the Company uses a comparable measure to EBITDA, net operating income (revenues less operating expenses, excluding depreciation and amortization, “NOI”), as an alternative measure to evaluate the operating performance of centers, both on an individual and stabilized portfolio basis.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO as presented by the Company is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Prior to the fourth quarter of 2004, the Company did not include an add-back for depreciation of center replacement assets when computing its Beneficial Interest in EBITDA or FFO. As of the fourth quarter of 2004, the Company began to include such an add-back and restated previously reported EBITDA and FFO amounts.

(3)	2004 statistics have been restated to include anchor spaces at value centers (Arizona Mills, Dolphin Mall, and Great Lakes Crossing).

(4)	Leased space comprises both occupied space and space that is leased but not yet occupied.

(5)	Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

(6)	The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

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TAUBMAN CENTERS, INC.
Table 2 — Reconciliation of Funds from Operations to Adjusted Funds from Operations Per Share (1)
For the Three Months Ended March 31, 2004

(per share amounts on a diluted basis, rounded to nearest penny)

Three Months Ended

2004:
Funds from Operations - as originally reported (1)	0.51

Beneficial interest in depreciation included in recoverable expenses	0.02

Funds from Operations	0.53

Costs related to unsolicited tender offer, net of recoveries (2)	(0.01)

Adjusted Funds from Operations	0.52

(1)	Prior to the fourth quarter of 2004, the Company did not include an add-back for depreciation of center replacement assets when computing its FFO. As of the fourth quarter of 2004, the Company began to include such an add-back and restated previously reported FFO amounts. For the three months ended March 31, 2004, TRG’s beneficial interest in the depreciation of center replacement assets for its Consolidated Businesses and Unconsolidated Joint Ventures was $1.0 million and $0.9 million, respectively (in total, $0.02 per share).

(2)	Supplementally, the Company discloses an Adjusted FFO per diluted share which excludes costs incurred in connection with the recent unsolicited tender offer (net of insurance recoveries). There were no such costs or recoveries in 2005, so there is no difference between FFO and Adjusted FFO for the three months ended March 31, 2005. During the three months ended March 31, 2004, net recoveries of $1.0 million were received. The Company discloses this Adjusted FFO due to the significance and singular nature of these costs. This was the only hostile takeover attempt against the Company in its history and the costs to resist this attempt were clearly not a part of the Company’s normal operating results. Given the significance of these costs, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on their Company’s earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 3 — Income Statement
For the Three Months Ended March 31, 2005 and 2004

(in thousands of dollars)

	2005		2004

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	63,078	45,241	53,637	50,492
Percentage rents	1,696	1,319	1,033	1,884
Expense recoveries	34,637	21,158	31,000	25,916
Management, leasing and development	2,200		4,984
Other	10,228	3,151	10,678	1,740

Total revenues	111,839	70,869	101,332	80,032

OPERATING EXPENSES:
Recoverable expenses (2)	31,697	17,503	27,786	21,389
Other operating	10,502	5,960	8,152	5,334
Costs related to unsolicited tender offer, net of recoveries			(1,000)
Management, leasing and development	1,195		4,796
General and administrative	5,959		6,458
Interest expense	25,540	16,775	22,572	20,181
Depreciation and amortization	27,800	12,110	22,959	13,519

Total operating expenses	102,693	52,348	91,723	60,423

	9,146	18,521	9,609	19,609

Equity in income of Unconsolidated Joint Ventures	9,070		9,593

Income before minority and preferred interests	18,216		19,202
Minority and preferred interests:
TRG preferred distributions	(615)		(2,250)
Minority share of consolidated joint ventures	(6)		(178)
Minority share of income of TRG	(5,165)		(5,619)
Distributions in excess of minority share of income	(4,010)		(3,224)

Net income	8,420		7,931
Preferred dividends	(6,150)		(4,150)

Net income allocable to common shareowners	2,270		3,781

SUPPLEMENTAL INFORMATION (3):
EBITDA - 100%	63,957	48,240	56,166	54,930
EBITDA - outside partners' share	(3,311)	(21,905)	(322)	(26,205)

Beneficial interest in EBITDA	60,646	26,335	55,844	28,725
Beneficial interest expense	(24,274)	(9,329)	(22,308)	(10,574)
Non-real estate depreciation	(596)		(622)
Preferred dividends and distributions	(6,765)		(6,400)

Funds from Operations contribution	29,011	17,006	26,514	18,151

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	489	(82)	381	87

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(2)	Included in recoverable expenses of the Consolidated Businesses and Unconsolidated Joint Ventures are $1.5 million and $0.8 million, respectively, of depreciation of center replacement assets for the three months ended March 31, 2005, and $1.0 million and $1.6 million, respectively, for the three months ended March 31, 2004.

(3)	EBITDA and FFO for the three months ended March 31, 2004 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets recoverable from tenants.

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TAUBMAN CENTERS, INC.
Table 4 — Reconciliation of Net Income to Funds from Operations and Adjusted Funds from Operations
For the Three Months Ended March 31, 2005 and 2004

(in thousands of dollars)

	Three Months Ended

	2005	2004

Net income allocable to common shareowners	2,270	3,781

Add (less) depreciation and amortization (1):
Consolidated businesses at 100%	29,271	23,985
Minority partners in consolidated joint ventures	(2,039)	120
Share of unconsolidated joint ventures	7,936	8,558
Non-real estate depreciation	(596)	(622)

Add minority interests in TRG:
Minority share of income of TRG	5,165	5,619
Distributions in excess of minority share of income of TRG	4,010	3,224

Funds from Operations - TRG	46,017	44,665

Funds from Operations - TCO (2)	28,191	27,290

Funds from Operations - TRG (1)(2)	46,017	44,665

Insurance recoveries related to unsolicited tender offer		(1,000)

Adjusted Funds from Operations - TRG (3)	46,017	43,665

Adjusted Funds from Operations - TCO (2)(3)	28,191	26,679

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. 2004 amounts have been restated to include such depreciation.

(2)	TCO ’s share of TRG’s FFO is based on an average ownership of 61% during the three months ended March 31, 2005 and 2004.

(3)	Adjusted FFO excludes insurance recoveries related to the recent unsolicited tender offer. The Company discloses this Adjusted FFO due to the significance and singular nature of these costs. This was the only hostile takeover attempt against the Company in its history and the costs to resist this attempt were clearly not a part of the Company’s normal operating results. Given the significance of these costs, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 5 — Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Three Months Ended March 31, 2005 and 2004

(in thousands of dollars)

	Three Months Ended

	2005	2004

Net income allocable to common shareowners	2,270	3,781

Add (less) depreciation and amortization (1):
Consolidated businesses at 100%	29,271	23,985
Minority partners in consolidated joint ventures	(2,039)	120
Share of unconsolidated joint ventures	7,936	8,558

Add minority interests in TRG:
Minority share of income of TRG	5,165	5,619
Distributions in excess of minority share of income of TRG	4,010	3,224

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	6,765	6,400
Interest expense for all businesses	42,315	42,753
Interest expense allocable to minority partners in consolidated joint ventures	(1,266)	(264)
Interest expense allocable to outside partners in unconsolidated joint ventures	(7,446)	(9,607)

Beneficial Interest in EBITDA - TRG	86,981	84,569

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. 2004 amounts have been restated to include such depreciation.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 6 — Balance Sheets
As of March 31, 2005 and December 31, 2004

(in thousands of dollars)

	As of

	March 31, 2005	December 31, 2004
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	2,955,032	2,936,964
Accumulated depreciation and amortization	(581,376)	(558,891)

	2,373,656	2,378,073
Investment in Unconsolidated Joint Ventures	27,680	23,567
Cash and cash equivalents	31,384	29,081
Accounts and notes receivable, net	30,774	32,124
Accounts and notes receivable from related parties	1,549	1,636
Deferred charges and other assets	58,717	61,586

	2,523,760	2,526,067

Liabilities:
Notes payable	1,952,266	1,930,439
Accounts payable and accrued liabilities	202,505	223,331
Dividends and distributions payable	14,243	13,892

	2,169,014	2,167,662

Preferred Equity of TRG	29,217	29,217

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	30	30
Series G Cumulative Redeemable Preferred Stock
Common Stock	500	487
Additional paid-in capital	736,715	729,481
Accumulated other comprehensive income (loss)	(10,368)	(11,387)
Dividends in excess of net income	(401,428)	(389,503)

	325,529	329,188

	2,523,760	2,526,067

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,088,131	1,080,482
Accumulated depreciation and amortization	(367,389)	(360,830)

	720,742	719,652
Cash and cash equivalents	22,998	25,173
Accounts and notes receivable	20,151	22,866
Deferred charges and other assets	25,779	26,213

	789,670	793,904

Liabilities:
Notes payable	1,006,026	1,008,604
Accounts payable and other liabilities	48,714	53,706

	1,054,740	1,062,310

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(172,226)	(173,579)
Accumulated deficiency in assets - Joint Venture Partners	(89,395)	(91,259)
Accumulated other comprehensive income (loss) - TRG	(2,723)	(2,817)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(726)	(751)

	(265,070)	(268,406)

	789,670	793,904

(1)	Amounts exclude The Pier at Caesars, a center under construction which TRG made a $4 million contribution to in January 2005.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 7 — 2005 Annual Outlook

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2005

Guidance for Funds from Operations
per common share	2.10	2.15

Real estate depreciation - TRG	(1.62)	(1.54)

Depreciation of TCO's additional basis
in TRG	(0.15)	(0.15)

Distributions in excess of earnings allocable
to minority interest	(0.43)	(0.35)

Guidance for net income (loss) allocable
to common shareholders, per common share	(0.09)	0.11